BY-LAWS

OF

AMROSE OIL COMPANY, INC.

ARTICLE I

OFFICES

1. REGISTERED OR STATUTORY OFFICE AND AGENT.

The registered or statutory office of the corporation shall be maintained at 4790 Caughlin Parkway, #387, Reno, Nevada 89519.

The registered or statutory agent at said office is Jay Smith.

2. PRINCIPAL OFFICE.

The principal office of the corporation shall be located at 3525 Sage, Suite 1416, Houston, Texas 77056. The Board of Directors shall have the power to change the location of the principal offices at its sole discretion. The corporation may also maintain other offices or places of business, in or outside the state of incorporation, as the Board of Directors deems necessary to the conduct of the corporation's business, so long as the corporation shall comply with the laws of said locations.

ARTICLE II

SHAREHOLDERS

1. ANNUAL SHAREHOLDERS MEETING.

The annual shareholders meeting shall be held at the principal office of the corporation, or at any other location specified in the notice of the meeting. This annual meeting of shareholders for the election of the Board of Directors and for the

transaction of all other business which may come before the meeting, shall be held on the 30th day of August (or as near to that date as is reasonably practical) in each and every year at a time designated in the notice of said meeting. If the specified day shall be a legal holiday, the meeting shall be held on the next business day.

The annual meeting of shareholders may be held for any other purpose in addition to the election of the Board of Directors and such other business shall be included in the notice of said meeting.

2. SPECIAL MEETINGS.

A special meeting of the shareholders may be called by the Board of Directors or by the President of the corporation for any purpose permitted under the laws of the State of Nevada. The purpose or purposes of such meeting shall be spelled out in the notice of said meeting.

3. NOTICE OF SHAREHOLDER MEETING.

Notice in written or printed form shall be mailed or delivered in person to each shareholder of record. The notice shall state place, date and day and time the meeting is to be held. The purpose or purposes for which the meeting is called shall be stated in said notice. Notices shall be delivered not less than ten (10) nor more than thirty (30) days before the date of the meeting. Such notices, when mailed, shall be considered delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the share transfer records of the corporation, with postage thereon prepaid. Acknowledged presence at a shareholder meeting shall constitute waiver of notice of same.

4. VOTING OF SHARES.

The officer or agent having charge of the share transfer records of the corporation shall prepare a complete list of the shareholders entitled to vote at a meeting. Said list shall be arranged in alphabetical order and shall include the address and number of shares held. This list shall be available for examination by any shareholder in the corporation for a period of ten (10) days prior to any meeting at the principal office of

the corporation during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at the meeting of shareholders.

Every shareholder who is entitled to vote shall have one vote for each share he or she owns on each matter submitted to a vote, except to the extent that voting rights of any class(es) are limited or denied by the Articles of Incorporation or by law. Said shares may be voted in person, by proxy executed in writing by the shareholder or by his duly appointed attorney-in-fact. No proxy shall be valid for more than one (1) year from its date unless otherwise provided for in the proxy. Shareholders shall be entitled to vote so long as they were the shareholders of record prior to the closing of the transfer books and the setting of a record date.

5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. If no action is taken by the Board of Directors, the transfer books shall be closed and the record date shall be fifteen (15) days prior to the date of said meeting. Unless otherwise stipulated in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.
The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

6. PROXIES.

At all meetings of shareholders, a stockholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

7. VOTING.

Each shareholder entitled to vote in accordance with the terms and provisions of the Articles of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of an shareholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of this State.

8. ORDER OF BUSINESS.

The order of business at all meetings of the shareholders, shall be as follows:

1. Roll call.

2. Proof of notice of meeting or waiver of notice.

3. Reading of minutes of preceding meeting.

4. Reports of officers.

5. Reports of Committees.

6. Election of Directors.

7. Unfinished Business.

8. New Business.

9. INFORMAL ACTION BY STOCKHOLDERS.

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

1. GENERAL POWERS.

The business, affairs and assets of the corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2. NUMBER, TENURE AND QUALIFICATIONS.

The number of directors of the corporation shall be at least two (2) but not more than ten (10); however, that number may be increased or decreased from time to time by amendment to the By-Laws of the corporation. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause or by reason of an increase in the number of directors shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold

office for the unexpired term of his predecessor.

4. QUORUM.

A majority of the Board of Directors shall constitute a quorum. The act of said majority shall be the act of the Board of Directors.

5. ANNUAL AND REGULAR MEETINGS.

The annual meeting of the Board of Directors, shall be held without other notice than this by-law within thirty (30) days after the annual meeting of shareholders. The purpose of this meeting shall be the election of officers and the conduct of any other such business which may come before the meeting. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

6. SPECIAL MEETINGS.

Special meetings of the directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call a special meeting of the Directors may fix the place for holding any special meeting of the Directors called by them. Notice of such meeting may be given with no less than one (1) days notice, orally, by telephone or in writing. Notice shall specify the date, time and place of the meeting.
The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7. MANNER ACTING.

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

8. BOARD ACTION WITHOUT A FORMAL MEETING.

The Board of Directors may act without a formal meeting so long

as each member of the Board shall consent to such action, in writing, before any action is taken. This unanimous consent shall be entered in the Minutes of the corporation.

9. NOTICE OF DIRECTORS MEETINGS.

All meetings of the Board of Directors, except for special meetings, shall be held upon at least ten (10) days written notice stating the date, time and place of the meeting. Notices may be delivered in person or by mail. In any case where all of the Directors execute a waiver of notice, no such written notice shall be required.

10. REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

11. RESIGNATION.

A Director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

12. COMPENSATION.

No compensation shall be paid to Directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

12. PRESUMPTION OF ASSENT.

A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless

he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

EXECUTIVE COMMITTEE

1. NUMBER.

The board of Directors, by resolution, may designate from among its members an executive committee and other committees, each consisting of two (2) or more directors. Each such committee shall serve at the pleasure of the board.

2. MEETINGS AND POWERS.

The executive committee shall meet at any time the members are given notice by any member. The committee may establish its' own rules of procedure. The committee shall have all of the powers of the Board of Directors between the meetings of said board except the committee may not amend the By-Laws or fill vacancies in their own membership. The committee shall keep complete minutes of their proceedings and shall report said proceedings to the Board of Directors.

ARTICLE V

OFFICERS

1. NUMBER.

The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

2. ELECTION AND TERM OF OFFICE.

The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the stockholders. The Board of Directors shall elect a president, one or more vice-presidents, a secretary and a treasurer. Any number of offices may be held by the same person. The Board may elect any other officers it deems necessary. All officers are elected to serve until the next annual meeting of the Board of Directors (or until his successor shall have been duly elected and shall have qualified) or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment to an office of the corporation shall not, in itself, create contract rights.

3. REMOVAL.

Any officer or agent elected or appointed by the Board of Directors may be removed by majority vote of the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4. VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5. DUTIES OF OFFICERS:

A. PRESIDENT.

The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which directors have authorized to be executed, except in cases where

the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

B. VICE-PRESIDENT.

In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the directors.

C. SECRETARY.

The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

D. TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. he shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the

office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

6. DELEGATION OF DUTIES.

In case of the absence of or the inability to perform of any officer of the corporation, or for any other reason, the Board of Directors, by majority vote, may delegate the powers and duties of said officer to any other officer or director from time to time.

7. SALARIES.

The salaries of the officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

1. CONTRACTS.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2. LOANS.

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or

officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Directors.

4. DEPOSITS.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Directors may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES.

Certificates representing shares of the corporation shall be in such form as shall be signed by the president and by the secretary or by such other officers authorized by law and by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the shareholders, the number of shares and date of issue, shall be entered on the share transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Directors may prescribe.

2. TRANSFERS OF SHARES.

(a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

(b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

3. LOST CERTIFICATES.

The corporation may issue a new certificate of stock to replace a certificate which has been lost, destroyed or stolen. The shareholder must notify the Board of Directors in the form of a written affidavit. The Board shall authorize, at its discretion, the issuance of a replacement certificate(s). The Board, at its discretion, may require a bond or other indemnity with surety in a form satisfactory to the Board.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of the first month of the corporation's fiscal year as determined by the board in consultation with its accountants and shall end on the last day of the twelfth month thereafter in each year except for the initial year of incorporation which shall be begin on the first day of business and end on the last day of the fiscal year as determined by the board.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law. Dividends so authorized may be paid by the corporation in cash, property or in shares of the capital stock of the corporation.

The Board of Directors may, at their discretion, set aside in a reserve any portion of the funds available for payment of dividends. Said reserve may be for any purpose the Board of Directors deems to be in the best interest of the corporation. Any reserve fund so created may be changed or abolished by the Board, at their discretion.

ARTICLE IX

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X

MISCELLANEOUS

1. AMENDMENTS.

These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting. The power to amend these By-Laws may be delegated to the Board of Directors by the shareholders.

This same procedure shall apply to amendment of the Articles of Incorporation, so long as the changes do not conflict with the laws of this state.

2. **BOOKS AND RECORDS.**

The books and records of the corporation shall be kept at any place as may be designated by the Board of Directors, so long as there shall be no conflict with the laws of this state.

3. **INFORMAL ACTION.**

Any action which would normally be taken at a meeting of the shareholders, directors or executive committee may be taken without a meeting provided there is consent in writing which details the action to be taken and said consent is signed by all of the shareholders, directors or executive committee members. Such consent shall have the full force and effect of a unanimous vote held at a meeting of said body.

Dated: August 12, 2011

Founding Shareholders:

Greg Smith managing member
Petro Lucre, LLC

Vic Devlaeminck, President
Pacific Global Investments, Inc.